FORM 8-K

             SECURITIES AND EXCHANGE COMMISSION

                   Washington, D.C.  20549

                   ______________________

                       CURRENT REPORT

               Pursuant to Section 13 of 15(d)
         of the Securities and Exchange Act of 1934

                   _______________________

             Date of Report:   January 10, 1997

                 F & M BANCORPORATION, INC.
   (Exact name of registrant as specified in its charter)

     Wisconsin                 0-14553            39-1365327
 (State or other          (Commission File    (I.R.S. Employer
 jurisdiction of          Number)            Identification No.)
 incorporation)

   ONE BANK AVENUE, KAUKAUNA, WISCONSIN                  54130
 (Address of principal executive offices)              (Zip Code)






     Registrant's telephone number, including area code:
                       (414) 766-1717

Item 2. Acquisition or Disposition of Assets

   On January 10, 1997, F&M Bancorporation, Inc. ("F&M") consummated its previously announced acquisition of East Troy Bancshares, Inc. ("ETB"). F&M acquired ETB pursuant to a Plan and Agreement of Merger and Reorganization dated as of August 20, 1996 (the "Agreement"). Under the Agreement, ETB was merged into a wholly-owned subsidiary of F&M (the "Merger"). In the Merger, F&M issued an aggregate of 439,993 shares of F&M Common Stock, $1.00 par value ("F&M Common"), in a per share conversion ratio determined pursuant to a formula set forth in the Agreement.

   The acquisition transaction was negotiated at arm's length between F&M and the directors of ETB (none of whom were or are affiliated with F&M, its affiliates, its directors and officers and their associates). F&M is accounting for the Merger using the pooling of interests method of accounting.

   ETB was a holding company owning all of the outstanding shares of State Bank of East Troy, a Wisconsin state bank with one full service office in East Troy, Wisconsin. Because of the relative sizes of F&M and ETB, F&M is not required to provide historical financial statements of ETB, or pro forma financial information of F&M reflecting the Merger.


Item 7. Financial Statements and Exhibits

   (a) and (b) Financial statement filing requirements are not applicable because ETB does not meet the significance tests, as compared to F&M, which would require historical financial information of ETB or pro forma financial information of F&M in this Report.

   (c)  Exhibits   See the Exhibit Index, immediately following
the signature page to this Report, which Exhibit Index is incorporated herein by reference.


                         SIGNATURES

   Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Date:   January 21, 1997                    /s/ Daniel E. Voet
                                            Daniel E. Voet
                                            Chief Financial Officer
                                            and Treasurer

                             F&M BANCORPORATION, INC.

                                   EXHIBIT INDEX
                                        to
                              FORM 8-K CURRENT REPORT
                           Dated as of January 10, 1997


    Exhibit                                    Incorporated by        Filed
    Number              Description             Reference To        Herewith

2.1             Plan and Agreement of         Exhibit 10.14
                Merger and Reorgan-           to F&M's
                ization dated as of           Registration
                August 20, 1996 by and        Statement on
                among F&M, F&M Merger         Form S-4 (No.
                Corporation and ETB           333-13312)